UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2012, Briggs & Stratton Corporation issued a press release announcing results for the third quarter of fiscal 2012 in the press release furnished as Exhibit 99.1.

ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 25, 2012, the Board of Directors of Briggs & Stratton Corporation authorized several actions being taken to execute the Company's strategy. Beginning in fiscal 2013, the Company will no longer pursue placement of lawn and garden products at national mass retailers. The Engines segment will continue to support lawn and garden equipment OEMs who provide lawn and garden equipment to these retailers. The Products segment will continue to focus on innovative, higher margin products that are sold through our network of Simplicity, Snapper and Ferris dealers and regional retailers. The Company will also continue to sell pressure washers and portable and standby generators through the U.S. mass retail channel.

Further, production of horizontal shaft engines currently made in the Auburn, Alabama plant will move to the Company's existing production facility in Chongqing, China or be sourced from third parties in Southeast Asia. The Company previously moved smaller horizontal shaft engines to the Chongqing, China plant in 2007 where these types of engines can be made more competitively. The Company will continue to manufacture portable generators in Auburn through calendar 2012 and is evaluating alternatives with respect to manufacturing, assembling or sourcing cost effective portable generators beyond 2012. The Auburn plant will continue to produce V-Twin engines used in riding mowers and other outdoor power applications.

In addition, the Company intends to reduce its salaried headcount by approximately 10% during fiscal 2012.

The Company anticipates approximately 250 regular employees will be affected by the Auburn, Alabama facility consolidation. A 10% reduction of the Company's salaried workforce would affect approximately 210 employees globally.

In January 2012, the Company announced plans to reduce manufacturing capacity through closure of its Newbern, Tennessee and Ostrava, Czech Republic plants as well as the reconfiguration of its plant in Poplar Bluff, Missouri. The total pre-tax costs of those actions and the actions announced today are expected to be $60 million to 70 million, of which approximately $45 million to $50 million of total charges will be recognized in fiscal 2012. Included in these charges are estimated pre-tax charges of approximately $37 million to $41 million for non-cash asset impairments and approximately $23 million to $29 million of other cash expenditures. The Company anticipates annualized pre-tax savings associated with these restructuring actions to be $30 million to $35 million in fiscal 2013 and $40 million to $45 million in fiscal 2014.

ITEM 2.06.    MATERIAL IMPAIRMENTS

The information provided in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Cautionary Statement on Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company's current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; changes in laws and regulations; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic and foreign economic conditions; the ability to bring new productive capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; and other factors disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company's Annual Report on Form 10-K and in its periodic reports on Form 10-Q.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated April 26, 2012 announcing results for the third quarter of fiscal 2012.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	April 26, 2012	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 26, 2012 announcing results for the third quarter of fiscal 2012.

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